EXHIBIT 23.1

                              MALONE & BAILEY, PLLC
                              ---------------------
                          Certified Public Accountants
                5444 Westheimer, Suite 2080, Houston, Texas 77056
        713-840-1210 Fax: 713-840-9034 - E-mail: carlos@malone-bailey.com




                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated May 23, 2003, on the consolidated financial statements of Axiom Pharmaceuticals, Inc. (Formerly Shenyang Tianwei Werke Pharmaceutical Co., Ltd.) as of December 31, 2002 and the related statements of operations, owners' equity, and cash flows for the year ended and for the period from January 20, 2001 (Inception) through December 31, 2001, and the inclusion of our name under the heading "Experts" in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission.



    /s/  Malone & Bailey, PLLC
         ---------------------
         Malone & Bailey, PLLC
         Houston, Texas


         September 23, 2003


















                                      viii